EXHIBIT 32

CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Operating Officer of the Company, each hereby certifies that, to the best of her knowledge:

1.  The Company's Quarterly Report on Form 10-Q for the period ended April 30, 2005, and to which this Certification is attached as Exhibit 32 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

DATE: June 14, 2005
By: /s/ Anna E. Gluskin
Anna E. Gluskin, Chief Executive Officer
(Principal Executive Officer)

DATE: June 14, 2005
By: /s/ Rose C. Perri
Rose C. Perri, Chief Operating Officer
(Principal Financial and Accounting Officer)